Exhibit 23.1



                   Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 333-       ) pertaining to the Special Metals Corporation 1997 Long-Term
Stock Incentive Plan of our reports dated January 24, 1997, with respect to the financial statements and schedule of Special Metals Corporation included in its registration statement on Form S-1 (File No. 333-18499) filed with the Securities and Exchange Commission.



                                    /s/ Ernst & Young LLP



Buffalo, New York
April 22, 1997